                                                                      EXHIBIT 12


CHESAPEAKE ENERGY CORPORATION
DEBT OFFERING - $300 MILLION SR. NOTES
CALCULATION OF RATIOS



                                                                                Years Ended June 30,
                                                                      1992     1993     1994     1995     1996
                                                                     ------   ------   ------   ------   ------
EBITDA
        Income before income taxes and extraordinary item             2,727     (464)   5,155   17,960    36,209
        Interest                                                      2,577    2,282    2,676    6,627    13,679
        Provision for legal settlements and other                         -    1,286        -        -         -
        DD&A                                                          3,884    4,741   10,012   27,175    54,056
                                                                     ------   ------   ------   ------   -------
        EBITDA                                                        9,188    7,845   17,843   51,762   103,944

RATIO OF EARNINGS TO FIXED CHARGES
        Income before income taxes and extraordinary item             2,727     (464)   5,155   17,960    36,209
        Interest                                                      2,577    2,282    2,676    6,627    13,679
        Bond discount amortization (a)                                    -        -        -        -         -
        Loan cost amortization                                            -      127      557      548     1,288
                                                                     ------   ------   ------   ------   -------
        Earnings                                                      5,304    1,945    8,388   25,135    51,176

        Interest expense                                              2,577    2,282    2,676    6,627    13,679
        Capitalized interest                                              -      192      356    1,574     6,428
        Bond discount amortization (a)                                    -        -        -        -         -
        Loan cost amortization                                            -      127      557      548     1,288
                                                                     ------   ------   ------   ------   -------
        Fixed Charges                                                 2,577    2,601    3,589    8,749    21,395
        Ratio                                                           2.1      n/a      2.3      2.9       2.4
(A) Bond discount excluded since it's included in interest expense

RATIO OF EBITDA TO INTEREST EXPENSE AND PREFERRED STOCK DIVIDENDS
        EBITDA                                                        9,188    7,845   17,843   51,762   103,944
        Dividends on preferred stock                                             385
        Interest expense                                              2,577    2,282    2,676    6,627    13,679
        Ratio                                                           3.6      2.9      6.7      7.8       7.6

                                                                     Year      Six Months  Six Months
                                                                     Ended       Ended       Ended
                                                                    Dec. 31,    Dec. 31,    Dec. 31,
                                                                      1996        1995        1996
                                                                    --------    --------    --------
EBITDA
        Income before income taxes and extraordinary item             62,471      12,984      39,246
        Interest                                                      13,351       6,544       6,216
        Provision for legal settlements and other                          -           -           -
        DD&A                                                          68,517      23,618      38,079
                                                                    --------    --------    --------
        EBITDA                                                       144,339      43,146      83,541

RATIO OF EARNINGS TO FIXED CHARGES
        Income before income taxes and extraordinary item             62,471      12,984      39,246
        Interest                                                      13,351       6,544       6,216
        Bond discount amortization (a)                                     -           -           -
        Loan cost amortization                                         1,476         574         762
                                                                    --------    --------    --------
        Earnings                                                      77,298      20,102      46,224

        Interest expense                                              13,351       6,544       6,216
        Capitalized interest                                          12,102       1,941       7,607
        Bond discount amortization (a)                                     -           -           -
        Loan cost amortization                                         1,476         574         762
                                                                    --------    --------    --------
        Fixed Charges                                                 26,929       9,059      14,585
        Ratio                                                            2.9         2.2         3.2
(A) Bond discount excluded since it's included in interest expense

RATIO OF EBITDA TO INTEREST EXPENSE AND PREFERRED STOCK DIVIDENDS
        EBITDA                                                       144,339      43,146      83,541
        Dividends                                                                      -           -
        Interest expense                                              13,351       6,544       6,216
        Ratio                                                           10.8         6.6        13.4



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CHESAPEAKE ENERGY CORPORATION
DEBT OFFERING-$300 MILLION SR. NOTES
CALCULATION OF RATIOS

                                                     Year        Year       Six Months      Six Months
                                                     Ended       Ended        Ended           Ended
                                                    June 30,  December 31,  December 31,    December 31,
                                                     1996        1996          1995            1996
                                                    -------   ------------  ------------    ------------
PRO FORM FINANCIAL DATA
(Restr. Subs. Only)
EBITDA                                              102,842      141,968                    82,272
Interest expense before                              12,968       12,769                     5,989
Interest expense added                               24,563       24,563                    12,281
Total interest expense                               37,531       37,331                    18,270

Ratio                                                   2.7          3.8                       4.5

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(RESTR. SUBS. ONLY)
Income before income taxes and extraordinary item    10,594       35,627                    25,736

Interest                                             37,531       37,331                    18,270
Bond discount amortization (A)                           --           --                        --
Loan cost amortization                                1,958        2,125                     1,078
                                                     ------       ------                    ------
Earnings                                             50,083       75,083                    45,084
Interest expense                                     37,531       37,331                    18,270
Capitalized interest                                  6,428       12,102                     7,607
Bond discount amortization (A)                           --           --                        --
Loan cost amortization                                1,958        2,125                     1,078
                                                     ------       ------                    ------
Fixed Charges                                        45,917       51,558                    26,955
Ratio                                                   1.1          1.5                       1.7


(A) Bond discount excluded since it's included in interest expense





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